Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion, in this Pre-Effective Amendment No. 2 to the Form SB-2 Registration Statement No. 333-140934 dated March 23, 2007, of our audit report on the financial statements of Southwest Casino Corporation, as of December 31, 2006 and 2005, and for the years ended December 31, 2006 and 2005 as part of Southwest Casino Corporation’s Pre-Effective Amendment No. 2 to the Registration Statement on Form SB-2, and to the reference to our firm therein.

/s/ Eide Bailly LLP

Minneapolis, Minnesota

May 11, 2007